Exhibit 5.1

Reliant Bancorp, Inc.
1736 Carothers Parkway, Suite 100
Brentwood, Tennessee 37027

December 19, 2019

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Reliant Bancorp, Inc., a Tennessee corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (“Securities Act”), relating to the shares of the Company’s common stock, par value $1.00 per share (the “Shares”), to be issued pursuant to that certain Agreement and Plan of Merger, dated October 22, 2019 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, PG Merger Sub, Inc., a Tennessee corporation and wholly-owned subsidiary of the Company, and First Advantage Bancorp, a Tennessee corporation.

In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments, including the Merger Agreement and the Registration Statement, as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth, have assumed the accuracy of the representations and statements set forth in such records, documents, certificates and other instruments, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based upon the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Shares to be issued by the Company, when issued and delivered in the manner and on the terms set forth in the Merger Agreement and as described in the Registration Statement (after the Registration Statement is declared effective), will be validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm in the Registration Statement under the heading “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

This opinion is limited to the Tennessee Business Corporation Act, including all applicable Tennessee statutory provisions and reported judicial decisions interpreting these laws, as in effect on the date hereof, and we do not express any opinion herein concerning any other law.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is furnished to you in connection with the filing of the Registration Statement.

Very truly yours,

/s/ Butler Snow LLP